UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

LOTTERY.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38508	81-1996183
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

20808 State Hwy 71W, Unit B

Spicewood, Texas 78669

(Address of Principal Executive Offices)

(512) 592-2451

(Registrant’s Telephone Number including Area Code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2023, Lottery.com Inc. (the “Company”) entered into an amendment (the “Amendment”) to its amended and restated loan agreement, dated as of August 8, 2023 (as amended, the “UCIL Loan Agreement”), with United Capital Investments London Limited (“UCIL”), to make certain technical amendments to the conversion mechanics therein to comply with Nasdaq’s listing rules relating to stockholder voting rights.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment to Amended and Restated Loan Agreement, dated as of August 18, 2023, by and between Lottery.com Inc. and United Capital Investments London Limited.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lottery.Com Inc.

Date: August 24, 2023
	By:	/s/ Matthew McGahan
	Name:	Matthew McGahan
	Title:	Interim Chief Executive Officer and Chair of the Board